TG Therapeutics, Inc. Announces First Quarter 2014 Financial Results and Business Update

Investor Conference Call to be held Tomorrow, Tuesday, May 13, 2014 at 8:30am EDT

New York, NY, (May 12, 2014) – TG Therapeutics, Inc. (Nasdaq:TGTX), an innovative clinical-stage biopharmaceutical company focused on the acquisition, development, and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its results for the first quarter ended March 31, 2014 and recent company developments.

Financial Results for the First Quarter 2014

At March 31, 2014 the Company had cash, cash equivalents, investment securities, and interest receivable of $54.5 million, as compared to $45.4 million at December 31, 2013.

The consolidated net loss for the first quarter ended March 31, 2014 was $7.5 million, or $0.25 per share, compared to a consolidated net loss of $3.7 million during the comparable quarter in 2013, representing an increase in consolidated net loss of $3.8 million. The consolidated net loss for the first quarter ended March 31, 2014 included an increase in other research and development expenses of $1.3 million, principally related to the TG-1101 and TGR-1202 clinical development programs and drug supply costs. The consolidated net loss for the first quarter ended March 31, 2014 also included $4.2 million of non-cash compensation expense related to equity incentive grants.

Recent Developments & Highlights

•	Single agent data for TG-1101 and TGR-1202 to be presented at the American Society of Clinical Oncology (ASCO) Annual Meeting being held in Chicago, Illinois (May 30 – June 3, 2014). The following abstracts were accepted for presentation:

o	Poster Presentation & Discussion: Activity of TGR-1202, a novel once-daily PI3K delta inhibitor, in patients with relapsed or refractory hematologic malignancies. (Abstract #2513)

o	Poster Presentation: A phase I trial of ublituximab (TG-1101), a novel glycoengineered anti-CD20 monoclonal antibody in B-cell non-Hodgkin lymphoma patients with prior exposure to rituximab. (Abstract #8524)

•	Data for TG-1101 in combination with ibrutinib to be presented at the 19th Congress of the European Hematology Association (EHA) being held in Milan, Italy (June 12 – 15, 2014).

•	Data for TG-1101 in combination with TGR-1202 to be presented at the 2014 Pan Pacific Lymphoma Conference being held in Kohala Coast, Hawaii (July 21-25, 2014).

Reaffirming 2014 Milestones

•	Determine optimal single-agent dose for TGR-1202

•	Present updated single agent data for TG-1101 and TGR-1202 by mid-year

•	Complete enrollment into TG-1101 and ibrutinib combination trial, and present available data at major medical meetings throughout 2014

•	Complete enrollment into TG-1101 and TGR-1202 combination trial, and present available data at major medical meetings throughout 2014

•	Commence one or more registration trials for TG-1101 or TGR-1202 or both before year-end

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "During the first quarter, we continued to work diligently on all of our clinical programs. We look forward to presenting single-agent and combination data for our core ongoing clinical studies at upcoming medical meetings in June and July.” Mr. Weiss continued, “For the remainder of 2014, we are focused on aggressively enrolling patients into our ongoing clinical trials and look forward to commencing at least one registration trial before year-end. We were also pleased during the quarter to strengthen our balance sheet through an $18 million capital raise with a single institutional investor.”

The Company will host an investor conference call tomorrow, Tuesday, May 13, 2014, at 8:30am EDT, to discuss the Company’s first quarter 2014 financial results and provide a business outlook for the remainder of 2014.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics First Quarter 2014 Earnings Call. A live webcast of the call will be available at www.tgtherapeutics.com on the Events page found under the Investors & Media tab. The audio recording of the conference call will be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, glycoengineered monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials, the timing of commencing or completing such trials and business prospects for TG-1101 and TGR-1202 may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early pre-clinical and clinical results that supported our decision to move forward with TG-1101 and TGR-1202 will not be reproduced in additional patients or in future studies; the risk that TGR-1202 will not produce satisfactory safety and efficacy results to warrant further development following the completion of the current phase 1 study; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; the risk that trials will take longer to enroll than expected; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4351

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three Months Ended March 31,
	2014	2013
License revenue	$38,095	$38,095

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	--	--
Noncash compensation	1,901,610	354,703
Other research and development	2,508,258	1,215,202
Total research and development	4,409,868	1,569,905

General and administrative:
Noncash compensation	2,329,828	1,530,774
Other general and administrative	903,524	651,457
Total general and administrative	3,233,352	2,182,231

Total costs and expenses	7,643,220	3,752,136

Operating loss	(7,605,125)	(3,714,041)

Other (income) expense:
Interest income	(13,474)	(1,502)
Other income	(95,427)	--
Interest expense	226,340	231,472
Change in fair value of notes payable	(175,315)	(270,400)
Total other (income) expense	(57,876)	(40,430)

Consolidated net loss	(7,547,249)	(3,673,611)

Basic and diluted net loss per common share	$(0.25)	$(0.17)

Weighted average shares used in computing basic and diluted net loss per common share	30,091,000	21,953,803

Balance Sheet Information:

	March 31, 2014 (unaudited)	December 31, 2013*
Cash, cash equivalents, investment securities and interest receivable	$54,511,092	$45,431,532
Total assets	58,173,955	48,112,390
Accumulated deficit	(46,951,252)	(39,404,003)
Total equity	54,431,561	40,054,492

* Condensed from audited financial statements.